

                                   EXHIBIT 2.2

                               AMENDING AGREEMENT

         THIS AGREEMENT made as of the 26th day of March, 2003

A M O N G:

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
                    ASSURE ENERGY, INC., a corporation governed by the laws of the State of
                    Delaware,

                    (hereinafter referred to as the "Purchaser")

                                                                                                  OF THE FIRST PART

                                     - and -

                    Al J. Kroontje (an individual residing in Calgary, Alberta), Donald J.
                    Brown (an individual residing in Calgary, Alberta), Trevor G. Penford (an individual residing in Calgary, Alberta), Troon Investments Ltd. (a corporation with an office in the Province of Alberta) and Karen
                    Brawley-Hogg (an individual residing in Calgary, Alberta),

                    (hereinafter collectively referred to as the "Vendors")

                                                                                                 OF THE SECOND PART

                                     - and -

                    QUARRY OIL & GAS LTD., a corporation governed by the laws of the Province of Alberta.

                    (hereinafter referred to as "Quarry")

                                                                                                  OF THE THIRD PART


         WHEREAS the Purchaser, the Vendors and Quarry entered into a share purchase agreement (the "Purchase Agreement") dated March 6, 2003 with respect to the proposed purchase by the Purchaser from the Vendors of 6,750,000 common shares of Quarry;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, covenants and agreements contained herein (the receipt and sufficiency of which is being hereby acknowledged), the parties hereto agree as follows:

1. The Purchase Agreement shall continue in full force and effect except as amended by this agreement.



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2. The  Purchase  Agreement  is hereby  amended to (a) replace the  reference to
"March 26, 2003" in each of section 1.2 and section 8.1 of the Purchase Agreement with "April 11, 2003", and (b) replace the reference to "March 24, 2003" in section 15.1 of the Purchase Agreement with "April 11, 2003".

3. The Kroontje Consulting Fee shall not be paid by Quarry at the Time of Closing as contemplated in section 6.1 of the Purchase Agreement, but rather, one-half of the Kroontje Consulting Fee shall be paid by Quarry on August 1, 2003 and the other one-half shall be paid by Quarry on August 26, 2003. Accordingly, section 13.1 of the Purchase Agreement is hereby amended to delete the reference to the Kroontje Consulting Fee such that the payment of the Kroontje Consulting Fee shall not be a condition precedent to the completion of the purchase and sale of the Purchased Shares.

4. Item (a) of section 11.2 of the Purchase Agreement is hereby amended to read as follows: "(a) present to Quarry, within 90 days of the Closing Date, an experienced, previously successful management team for Quarry, subject to the Vendors' consent, such consent not to be unreasonably withheld;".

5. Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Purchase Agreement.

6. This agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument. This agreement may be delivered by facsimile transmission.

         IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.


                                                ASSURE ENERGY, INC.


                                                Per:  /s/ Harvey Lalach
                                                      --------------------------
                                                      Harvey Lalach, President


/s/ J. Lillies                                        /s/ Al J. Kroontje
----------------------------------------              --------------------------
Witness                                               Al J. Kroontje


/s/ J. Lillies                                        /s/ Donald J. Brown
----------------------------------------              --------------------------
Witness                                               Donald J. Brown


/s/ J. Lillies                                        /s/ Trevor G. Penford
----------------------------------------              --------------------------
Witness                                               Trevor G. Penford


/s/ J. Lillies                                        /s/ Karen Brawley-Hogg
----------------------------------------              --------------------------
Witness                                               Karen Brawley-Hogg




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

                                        TROON INVESTMENTS LTD.


                                        Per: /s/ Richard DeVries
                                             ---------------------------------
                                             Richard DeVries
                                             (authorized signing officer)


                                        QUARRY OIL & GAS LTD.


                                        Per: /s/ Al J. Kroontje
                                             ---------------------------------
                                             Authorized Signing Officer




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